EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-45442 and No. 2-89104 of Lennar Corporation on Form S-8 of our reports dated January 11, 2000, except for Note 15, as to which the date is February 16, 2000, appearing in and incorporated by reference in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 1999.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Certified Public Accountants
Miami, Florida

February 28, 2000